Exhibit 10.1

May 31, 2019

Mr. David P. Storch

1270 Linden Avenue

Highland Park, IL 60035

Dear David:

You and AAR CORP. (“AAR”) entered into a letter agreement dated May 24, 2018 (the “Agreement”) relating to your service as Chairman of the Board of Directors of AAR and as a consultant to AAR.  You and AAR now desire to amend and supplement the Agreement.

In consideration of the mutual promises in this letter agreement, you and AAR hereby agree, effective as of the date of this letter, to amend and supplement the Agreement as follows:

1.  Amendments.

(a)  Section 1(c) (ii) of the Agreement is deleted in its entirety and replaced by the following language:

“(ii) you will be reimbursed by the Company in an annual amount not to exceed $30,000 for an outside office and/or secretarial support,”

(b)  The last sentence of Section 1(c) of the Agreement is deleted in its entirety.

(c)   Section 1(d) of the Agreement is amended to add the following second sentence:

“Unless otherwise determined by the Board of Directors, you shall serve as Chairman of the Board until the expiration of your term as a Class I director in 2021.”

(d)  Pursuant to the second sentence of Section 2(a) of the Agreement, the parties hereby renew your consulting arrangement for one additional year for the fiscal year ending May 31, 2020.

(e)  Section 2(c) of the Agreement is deleted in its entirety and replaced by the following language:

“AAR will pay you an annual retainer of $475,000 for the fiscal year ending May 31, 2019 and $400,000 for the fiscal year ending May 31, 2020, in each case payable in equal monthly installments in arrears, for your consulting services.  If your consulting services terminate prior to May 31, 2020, all future payment shall stop.”

2.  No Other Changes.  In all other respects, the Agreement shall remain unchanged and shall continue in full force and effect.

Please indicate your acknowledgment of, and agreement to, the terms and conditions of this letter agreement by signing and returning a copy of this letter agreement to AAR.

Very truly yours,

AAR CORP.

By:	/s/ Ronald B. Woodard
Name:	Ronald B. Woodard
Title:	Chairman of the Compensation Committee of the Board of Directors
Date:	May 31, 2019

AAR CORP.

By:	/s/ John M. Holmes
Name:	John M. Holmes
Title:	President and Chief Executive Officer
Date:	May 31, 2019

Acknowledged and Agreed:

By:	/s/ David P. Storch
Name:	David P. Storch
Date:	May 31, 2019